UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011 (March 25, 2011)

Bob Evans Farms, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-1667	31-4421866
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3776 South High Street, Columbus, Ohio	43207
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 491-2225

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Bob Evans Farms, Inc. (the “Company”) announced on March 25, 2011 that Mark A. Mears will join the Company on April 18, 2011 as its president and chief concept officer for SWH Corporation d/b/a Mimi’s Café (“Mimi’s Café”).

Mr. Mears comes to Mimi’s Café from The Cheesecake Factory, a $1.7 billion upscale casual dining chain with 164 total restaurants, where he has served as senior vice president and chief marketing officer since 2008. Prior to that, from 2006 to 2008, he was senior vice president of marketing and sales at Universal Studios Hollywood, a unit of NBC Universal. From 2003 to 2006, he served as executive vice president and chief marketing officer at Blimpie International, a 1,600-unit restaurant chain that offers custom-made sandwiches. He also served for six years at Pizza Hut, Inc., a division of Yum Brands, in various marketing capacities. In addition, he has worked for some of the world’s premier advertising agencies, including Leo Burnett, DDB and Euro RSCG Retail.

Mr. Mears has a bachelor’s degree of science from the University of Kansas and a master’s degree in advertising and integrated marketing communications from Northwestern University.

The Company issued a press release on March 25, 2011 announcing this event. The press release is attached as Exhibit 99 to this filing.

Item 9.01. Financial Statements and Exhibits

(a) – (c). Not applicable.

(d). Exhibits:

Exhibit No.	Description

99	Press release dated March 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.

Dated: March 25, 2011

By: /s/ Mary L. Garceau
Mary L. Garceau
Vice President, General Counsel and
Corporate Secretary

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